Exhibit 77D

ITEM 77D/77Q1(b) - POLICIES WITH RESPECT TO SECURITIES INVESTMENTS:

On June 28, 2011, a Form Type 485BPOS, accession number 0001193125-11-175770, an amendment to the registration statement of the Trust (the "Amendment") was filed with the SEC. These are hereby incorporated by reference as part of the response to these Items 77D and 77Q1(b) of Form N-SAR. The Amendment disclosed, among other things, changes to the principal strategies of the Columbia Marsico 21st Century Fund, Columbia Marsico Focused Equities Fund, and Columbia Marsico Growth Fund.

On June 28, 2011, a Form Type 485BPOS, accession number 0001193125-11-175779, an amendment to the registration statement of the Trust (the "Amendment") was filed with the SEC. These are hereby incorporated by reference as part of the response to these Items 77D and 77Q1(b) of Form N-SAR. The Amendment disclosed, among other things, changes to the principal strategies of the Columbia International Value Fund, Columbia Marsico Global Fund, Columbia Marsico International Opportunities Fund, and Columbia Multi-Advisor International Equity Fund.